Third Quarter 2018 Earnings Conference Call November 8, 2018

Forward-Looking Statements and Use of Non-GAAP Measures Certain statements contained in this presentation may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact should be considered forward-looking statements made in good faith and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. These cautionary statements should not be construed by you to be exhaustive. While SJI believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes certain non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found later in this presentation. Investor Contact: Investor Contact: Daniel Fidell Eric Jacobson 609-561-9000 x7027 609-561-9000 x4363 dfidell@sjindustries.com ejacobson@sjindustries.com 2

Executive Summary ➢ 2018 YTD Accomplishments ✓ Successful Financing of Elizabethtown Gas (ETG) and Elkton Gas (ELK) Completed in April ✓ Multi-Year Extension of SHARP Infrastructure Program in May ✓ Sale of Solar Assets Announced in June ✓ Seventh Fuel Management Contract Operational in June ✓ ETG and ELK Acquisitions Completed in July ✓ Business Transformation including “Best Practices” from ETG/ELK Integration Begun in July ✓ Long-Term Growth Metrics of Newly-Combined Company Provided in October ✓ Infrastructure Investment Program (IIP) Proposal for ETG Filed with NJBPU in October ➢ Earnings Performance ✓ 3Q’18 economic earnings loss per diluted share of $0.27 compared to loss of $0.05 last year ▪ Third quarter 2018 results include $0.16 from operational and financing impacts of acquisitions and divestitures ▪ Performance reflects higher earnings at Energy Group offset by lower results from Energy Services driven by announced sale of solar assets, and higher costs at SJG tied to customer growth and system investment ✓ YTD’18 economic earnings were $0.99 per diluted share compared to $0.73 per diluted share last year ▪ YTD 2018 results include $0.16 from operational and financing impacts of acquisitions and divestitures ▪ Performance reflects record earnings at SJG and strong results from Energy Group ➢ Guidance ✓ Reaffirmed 2018 economic earnings of $1.57 to $1.65 per diluted share, excluding impacts of acquisitions and divestitures, and $1.35- $1.40 including these items ✓ Reaffirmed expectation for long-term economic EPS growth of 6-8% annually ➢ Remaining Priorities ▪ Ongoing Integration of ETG and ELK Acquisitions and TSA Exit ▪ Conclude Sale of Solar Assets and Deploy Proceeds ▪ Complete Review of Remaining Non-Core, Non-Regulated Businesses 3

Vision To Drive Shareholder Value ▪ Our vision is to drive shareholder value through investment in expanding and modernizing our utility infrastructure and through regulatory innovation that provides safety, reliability, value and certainty to our customers. ▪ Knowing the criticality of reliable, cost effective supply to our region, we also seek to invest in long-term contracted energy infrastructure that will make the mid-Atlantic region more affordable for families and competitive for businesses. ▪ Finally, we look to leverage our deep industry expertise and relationships, to provide essential services to utilities, power generators and industrial customers through our wholesale marketing, fuel management and consulting services. 4

Key Tenets of Growth Plan ➢ Strategic Growth Plan is Focused on Utilities and Midstream Projects ▪ Consolidated Capital Spending Plan ▪ Consolidated Rate Base Growth Projections ▪ Consolidated EPS Growth Projections ➢ Balance Sheet Strengthening a Core Focus ▪ Committed to Solid Investment Grade Credit Rating ▪ Operating Cash Flows ▪ Non-Core Asset Sales Fueling Debt Reduction ▪ Gradual Return to Historic Leverage Metrics ➢ Returning Capital to Shareholders Remains A Top Priority ▪ Dividend Growth Projections ▪ Tightened Targeted Payout Ratio 5

Capital Expenditures 2018-2022 We Are Targeting $2.5B-$2.6B Over the Next Five Years, The Largest Growth and Maintenance Capital Deployment in Our Company’s History More than 98% of Total Spending on Regulated Utility and FERC-Regulated Pipeline Investments SJI Regulated Capital Expenditures $700 $610 $600 $518 $497 $499 $500 $445 $400 $300 $200 $100 $0 2018 2019 2020 2021 2022 6

Committed to Solid Balance Sheet and Credit Rating ➢ Current State ▪ At September 30, 2018, equity-to-total capitalization was ~28% compared with ~44% at December 31, 2017, reflecting acquisition-related financing ▪ In July, S&P lowered SJI’s and SJG’s rating one notch to BBB with a stable outlook driven by increased leverage tied to acquisition debt ➢ Future State ▪ SJI is committed to a capital structure that allows for $2.5B+ in regulated-driven capital spending under our five-year plan while maintaining an equity-to-total capitalization of 35-40% and a solid investment grade credit rating ▪ Cash flows from ETG/ELK will have a positive impact on the funding of our growth plan ▪ Anticipated full draw of our equity forward by mid 2019 (~$200M) ▪ Anticipated use of proceeds from the sale of our solar portfolio (~$350M) and any other non-core asset sales for repayment of debt ▪ Expectation for conversion of mandatory convertible equity units due 2021 (~$279M) ▪ S&P expects a strengthening over time of SJI financial metrics driven by our focus on regulated operations, ongoing regulatory recovery of infrastructure replacement costs at Elizabethtown Gas and expected divestment of a portion of our non-regulated operations 7

Earnings Performance – Q3'18 Versus Q3'17

Third Quarter Ended September 30

GAAP Earnings	Millions 2018	Millions 2017	Millions +/-	Per Diluted Share 2018	Per Diluted Share 2017	Per Diluted Share +/-
South Jersey Gas	**($9.0)**	($5.8)	($3.2)	**($0.11)**	($0.07)	($0.03)
Elizabethtown Gas	**($17.8)**	$0.0	($17.8)	**($0.21)**	$0.00	($0.21)
Elkton Gas	**($0.4)**	$0.0	($0.4)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**($27.1)**	($5.8)	($21.4)	**($0.32)**	($0.07)	($0.25)
Midstream	**$0.8**	$1.3	($0.5)	**$0.01**	$0.02	($0.01)
Energy Group	**($7.8)**	($7.4)	($0.4)	**($0.09)**	($0.09)	$0.00
Energy Services	**$0.0**	($25.7)	$25.7	**$0.00**	($0.33)	$0.33
Other	**($11.5)**	($0.0)	($11.5)	**($0.13)**	($0.00)	($0.13)
	($45.6)	($37.5)	($8.1)	**($0.53)**	($0.47)	($0.06)

Third Quarter Ended September 30

Economic Earnings	Millions 2018	Millions 2017	Millions +/-	Per Diluted Share 2018	Per Diluted Share 2017	Per Diluted Share +/-
South Jersey Gas	**($9.0)**	($5.8)	($3.2)	**($0.11)**	($0.07)	($0.03)
Elizabethtown Gas	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)
Elkton Gas	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**($16.1)**	($5.8)	($10.3)	**($0.19)**	($0.07)	($0.12)
Midstream	**$0.8**	$1.3	($0.5)	**$0.01**	$0.02	($0.01)
Energy Group	**$1.9**	($0.8)	$2.7	**$0.02**	($0.01)	$0.03
Energy Services	**($1.1)**	$1.3	($2.4)	**($0.01)**	$0.02	($0.03)
Other	**($8.7)**	($0.0)	($8.7)	**($0.10)**	($0.00)	($0.10)
	($23.2)	($4.0)	($19.2)	**($0.27)**	($0.05)	($0.22)

Note: SJI uses the non-GAAP measure of Economic Earnings when discussing results. A full explanation and reconciliation of this non-GAAP measure is provided under "Explanation and Reconciliation of Non-GAAP Financial Measures" in the Earnings Release.

SJI

8

Earnings Performance – YTD'18 Versus YTD'17

Year-to-Date Period Ended September 30

GAAP Earnings	Millions 2018	Millions 2017	Millions +/-	Per Diluted Share 2018	Per Diluted Share 2017	Per Diluted Share +/-
South Jersey Gas	**$59.3**	$43.0	$16.4	**$0.71**	$0.54	$0.17
Elizabethtown Gas	**($17.8)**	$0.0	($17.8)	**($0.21)**	$0.00	($0.21)
Elkton Gas	**($0.4)**	$0.0	($0.4)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**$41.2**	$43.0	($1.8)	**$0.50**	$0.54	($0.04)
Midstream	**$2.0**	$3.7	($1.7)	**$0.02**	$0.05	($0.02)
Energy Group	**$39.0**	($26.9)	$65.9	**$0.46**	($0.34)	$0.80
Energy Services	**($80.2)**	($28.9)	($51.3)	**($0.96)**	($0.36)	($0.60)
Other	**($30.1)**	$1.7	($31.9)	**($0.36)**	$0.02	($0.38)
	($28.1)	($7.4)	($20.7)	**($0.34)**	($0.09)	($0.25)

Year-to-Date Period Ended September 30

Economic Earnings	Millions 2018	Millions 2017	Millions +/-	Per Diluted Share 2018	Per Diluted Share 2017	Per Diluted Share +/-
South Jersey Gas	**$59.3**	$43.0	$16.4	**$0.71**	$0.54	$0.17
Elizabethtown Gas	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)
Elkton Gas	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**$52.2**	$43.0	$9.3	**$0.62**	$0.54	$0.08
Midstream	**$2.0**	$3.7	($1.7)	**$0.02**	$0.05	($0.02)
Energy Group	**$38.1**	$9.6	$28.5	**$0.45**	$0.12	$0.33
Energy Services	**($1.0)**	$0.1	($1.1)	**($0.01)**	$0.00	($0.01)
Other	**($8.6)**	$1.7	($10.3)	**($0.10)**	$0.02	($0.12)
	$82.7	$58.1	$24.6	**$0.99**	$0.73	$0.26

Note: SJI uses the non-GAAP measure of Economic Earnings when discussing results. A full explanation and reconciliation of this non-GAAP measure is provided under "Explanation and Reconciliation of Non-GAAP Financial Measures" in the Earnings Release.

SJI

9

SJI Utilities – Earnings Performance

	Third Quarter Ended September 30						Year-to-Date Period Ended September 30					
	Millions			Per Diluted Share			Millions			Per Diluted Share		
Economic Earnings	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-
South Jersey Gas	**($9.0)**	($5.8)	($3.2)	**($0.11)**	($0.07)	($0.03)	**$59.3**	$43.0	$16.4	**$0.71**	$0.54	$0.17
Elizabethtown Gas	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)
Elkton Gas	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**($16.1)**	($5.8)	($10.3)	**($0.19)**	($0.07)	($0.12)	**$52.2**	$43.0	$9.3	**$0.62**	$0.54	$0.08
Midstream	**$0.8**	$1.3	($0.5)	**$0.01**	$0.02	($0.01)	**$2.0**	$3.7	($1.7)	**$0.02**	$0.05	($0.02)
Energy Group	**$1.9**	($0.8)	$2.7	**$0.02**	($0.01)	$0.03	**$38.1**	$9.6	$28.5	**$0.45**	$0.12	$0.33
Energy Services	**($1.1)**	$1.3	($2.4)	**($0.01)**	$0.02	($0.03)	**($1.0)**	$0.1	($1.1)	**($0.01)**	$0.00	($0.01)
Other	**($8.7)**	($0.0)	($8.7)	**($0.10)**	($0.00)	($0.10)	**($8.6)**	$1.7	($10.3)	**($0.10)**	$0.02	($0.12)
	($23.2)	($4.0)	($19.2)	**($0.27)**	($0.05)	($0.22)	**$82.7**	$58.1	$24.6	**$0.99**	$0.73	$0.26

- **Q3'18 Results:** Utility operations typically report a loss during the third quarter owing to seasonality. Wider quarterly EPS loss of $0.19 vs. $0.07 reflects the addition of ETG and ELK operating activities which reduced EPS by $0.08 per share. Excluding ETG/ELK, quarterly results reflect slightly higher operating costs partially offset by slightly higher utility margin.*
- **YTD Results:** YTD EPS of $0.62 vs. $0.54 reflects the addition of ETG and ELK operating activities which reduced EPS by $0.08 per share. Excluding ETG/ELK, YTD results reflect higher utility margin driven by customer growth, base rate case settlement and roll-in of infrastructure investments into rates partially offset by higher operating and interest costs.
- **ETG Infrastructure Program:** On October 29, ETG filed a $518M, five-year infrastructure replacement program proposal with the NJBPU designed to enhance the safety and reliability of the ETG system. A final decision from NJBPU is anticipated in 2019.

* We define utility margin, a non-GAAP measure, as natural gas revenues less natural gas costs, regulatory rider expenses and related volumetric and revenue-based energy taxes.

SJI

10

Infrastructure Modernization | Proposed ETG Program

Infrastructure Investment Program (IIP)

- Consistent with acquisition approval, SJI was required to develop a plan, in concert with NJBPU Staff, to address remaining aging infrastructure at ETG
- On October 29, ETG filed a $518M, five-year infrastructure replacement program proposal with the NJBPU
- IIP design includes request for timely recovery of investment on a semi-annual basis through a separate Rider recovery mechanism

Program Details

- Retirement of 364 miles of vintage main including cast-iron, unprotected and bare steel, ductile iron, copper and vintage plastic
- Installation of 309 miles of polyethylene plastic main
- 41K new services
- 38K excess flow valves
- Movement of 44K inside meters to outside with house regulators
- Conversion of five remaining master-metered apartment complexes to individually-metered units. New main, service lines and ~1,300 individual meters would be installed

A final decision from NJBPU is anticipated in 2019



Elizabethtown Gas (ETG)
Projected Pipeline Replacement
Pipe Miles
450
400
350
300
250
200
150
100
50
0
428
366
304
240
175
64
62
62
64
65
2018E
2019E
2020E
2021E
2022E
Vintage Pipe Replaced



ELIZABETHTOWN GAS (ETG)
REPLACEMENT MILES BY PIPE MATERIAL
Iron, 9
Bare Steel, 15
Low Pressure, 96
Copper, 1
Cast Iron, 372

11

South Jersey Gas | Performance Drivers In millions¹ Q3 YTD Performance Notes 2017 Net Income ($5.8) $43.0 Customer Growth $0.3 $1.6 1.8% YOY customer growth Accelerated Infrastructure AIRP and SHARP investments Investments $0.2 $2.7 Rate Case investments roll-in to base Rate Case Investments $1.0 $17.0 rates November 1, 2017 Resource investments supporting O&M Expenses² ($0.8) ($3.2) future growth Depreciation³ ($0.3) ($1.1) Additional assets placed in service Increased levels of debt and higher Interest Charges – Net of Capitalized³ ($0.4) ($1.5) interest rates Reduction in Tax Expense ($3.3) $0.5 Other $0.1 $0.3 2018 Net Income ($9.0) $59.3 ¹ Slide depicts changes to period over period net income, it is not intended to be a substitute for financial statements ² Excludes expenses where there is a corresponding credit in operating revenues (i.e., no impact on our financial results) ³ Expenses associated with accelerated infrastructure investments are reflected within that line item 12

South Jersey Gas | LTM Customer Growth 12 Months Ending September 30, 2018 Margin Growth from Customer Additions $2.3M Conversions 6,756 New Construction 2,165 Total Gross Customer Additions 8,921 Net Customer Additions 6,974 Year Over Year Net Growth Rate 1.8% 13

Elizabethtown Gas | LTM Customer Growth 12 Months Ending September 30, 2018 Conversions 1,577 New Construction 1,877 Total Gross Customer Additions 3,454 Net Customer Additions 2,340 Year Over Year Net Growth Rate 0.8% 14

South Jersey Gas | Upcoming Initiatives ➢ Rate Base Growth • Pursuant to the AIRP II Extension Order, SJG is required to file next base rate case no later than November 2020 • Estimated to include approximately $340M incremental plant additions since the last base rate case approval, excluding AIRP II & SHARP II • Recently approved rate cases in NJ authorizing ROE 9.60% • Current rate cases pending in NJ – Atlantic City Electric, New Jersey American Water ➢ Targeting Unserved and Underserved Areas • Approximately 25,000 residential customers less than 2,500’ from main ➢ Redundancy Solutions • SJG continues to evaluate system risk and vulnerabilities • Identify potential projects that enhance redundancy of gas supply and limit loss of gas supply to customers 15

Elizabethtown Gas | Upcoming Initiatives ➢ Rate Base Growth • Pursuant to the Acquisition order, ETG is required to file next base rate case no later than June 2020 • Estimated to include approximately $300M incremental plant additions since the last base rate case approval, including significant infrastructure investments since its last rate case in 2017 ➢ Infrastructure Modernization Program • NJBPU order regarding our proposed program expected in 2019 ➢ Customer Growth • Significant improvement in expected growth rate to 1.4% from <1.0%, driven by increased focus on conversion market, including 35,000 current customers not heating with gas 16

Midstream – Earnings Performance

	Third Quarter Ended September 30						Year-to-Date Period Ended September 30					
	Millions			Per Diluted Share			Millions			Per Diluted Share		
Economic Earnings	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-
South Jersey Gas	($9.0)	($5.8)	($3.2)	($0.11)	($0.07)	($0.03)	$59.3	$43.0	$16.4	$0.71	$0.54	$0.17
Elizabethtown Gas	($7.0)	$0.0	($7.0)	($0.08)	$0.00	($0.08)	($7.0)	$0.0	($7.0)	($0.08)	$0.00	($0.08)
Elkton Gas	($0.1)	$0.0	($0.1)	($0.00)	$0.00	($0.00)	($0.1)	$0.0	($0.1)	($0.00)	$0.00	($0.00)
SJI Utilities	($16.1)	($5.8)	($10.3)	($0.19)	($0.07)	($0.12)	$52.2	$43.0	$9.3	$0.62	$0.54	$0.08
Midstream	$0.8	$1.3	($0.5)	$0.01	$0.02	($0.01)	$2.0	$3.7	($1.7)	$0.02	$0.05	($0.02)
Energy Group	$1.9	($0.8)	$2.7	$0.02	($0.01)	$0.03	$38.1	$9.6	$28.5	$0.45	$0.12	$0.33
Energy Services	($1.1)	$1.3	($2.4)	($0.01)	$0.02	($0.03)	($1.0)	$0.1	($1.1)	($0.01)	$0.00	($0.01)
Other	($8.7)	($0.0)	($8.7)	($0.10)	($0.00)	($0.10)	($8.6)	$1.7	($10.3)	($0.10)	$0.02	($0.12)
	($23.2)	($4.0)	($19.2)	($0.27)	($0.05)	($0.22)	$82.7	$58.1	$24.6	$0.99	$0.73	$0.26

- **Q3'18 Results:** Modest quarterly contribution reflects Allowance for Funds Used During Construction (AFUDC) related to the project.
- **YTD Results:** Year-over-year comparisons are skewed, reflecting strong results in Q1'17 tied to a catch-up of AFUDC related to prior periods that had not been deemed appropriate to record until original receipt of Federal Energy Regulatory Commission (FERC) approval.
- **PennEast Status:** We continue to work with our PennEast partners as this critical infrastructure project moves through the state permitting process. We are working through the details of gaining access to all land parcels along the route in order to submit final detailed surveys for permits. PennEast expects to begin construction on the project in late 2019.

SJI

17

Energy Group – Earnings Performance

Economic Earnings	Third Quarter Ended September 30 – Millions 2018	2017	+/-	Per Diluted Share 2018	2017	+/-	Year-to-Date Period Ended September 30 – Millions 2018	2017	+/-	Per Diluted Share 2018	2017	+/-
South Jersey Gas	**($9.0)**	($5.8)	($3.2)	**($0.11)**	($0.07)	($0.03)	**$59.3**	$43.0	$16.4	**$0.71**	$0.54	$0.17
Elizabethtown Gas	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)
Elkton Gas	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**($16.1)**	($5.8)	($10.3)	**($0.19)**	($0.07)	($0.12)	**$52.2**	$43.0	$9.3	**$0.62**	$0.54	$0.08
Midstream	**$0.8**	$1.3	($0.5)	**$0.01**	$0.02	($0.01)	**$2.0**	$3.7	($1.7)	**$0.02**	$0.05	($0.02)
Energy Group	**$1.9**	($0.8)	$2.7	**$0.02**	($0.01)	$0.03	**$38.1**	$9.6	$28.5	**$0.45**	$0.12	$0.33
Fuel Management	*$2.0*	*$1.4*	*$0.5*	*$0.02*	*$0.02*	*$0.01*	*$6.2*	*$4.1*	*$2.1*	*$0.07*	*$0.05*	*$0.02*
Wholesale Marketing	*$0.3*	*($1.5)*	*$1.8*	*$0.00*	*($0.02)*	*$0.02*	*$32.9*	*$5.1*	*$27.9*	*$0.39*	*$0.06*	*$0.33*
Retail Marketing	*($0.5)*	*($0.8)*	*$0.3*	*($0.01)*	*($0.01)*	*$0.00*	*($1.2)*	*$0.3*	*($1.5)*	*($0.01)*	*$0.00*	*($0.02)*
Other	*$0.1*	*$0.0*	*$0.0*	*$0.00*	*$0.00*	*$0.00*	*$0.1*	*$0.2*	*($0.1)*	*$0.00*	*$0.00*	*($0.00)*
Energy Services	**($1.1)**	$1.3	($2.4)	**($0.01)**	$0.02	($0.03)	**($1.0)**	$0.1	($1.1)	**($0.01)**	$0.00	($0.01)
Other	**($8.7)**	($0.0)	($8.7)	**($0.10)**	($0.00)	($0.10)	**($8.6)**	$1.7	($10.3)	**($0.10)**	$0.02	($0.12)
	($23.2)	($4.0)	($19.2)	**($0.27)**	($0.05)	($0.22)	**$82.7**	$58.1	$24.6	**$0.99**	$0.73	$0.26

- **Q3'18 Results:** Improved EPS of $0.02 vs. ($0.01) last year reflects increased profitability from our wholesale and fuel management businesses.
- **YTD Results:** Strong EPS of $0.45 vs. $0.12 last year primarily reflects wholesale portfolio optimization during cold weather in January compared with extremely warm weather in Q1'17, a larger portfolio of fuel management contracts (seven) compared with last year (five) and the impact of federal tax reform.
- **Retail Marketing:** As previously communicated at our Investor Conference, we no longer view retail marketing as core to our growth strategy and we are evaluating options to optimize the value of this business.

Note: sub-segment earnings and per share data may not add up due to rounding error.

18

SJI

Energy Services – Earnings Performance

	Third Quarter Ended September 30						Year-to-Date Period Ended September 30					
	Millions			Per Diluted Share			Millions			Per Diluted Share		
Economic Earnings	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-	2018	2017	+/-
South Jersey Gas	**($9.0)**	($5.8)	($3.2)	**($0.11)**	($0.07)	($0.03)	**$59.3**	$43.0	$16.4	**$0.71**	$0.54	$0.17
Elizabethtown Gas	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)	**($7.0)**	$0.0	($7.0)	**($0.08)**	$0.00	($0.08)
Elkton Gas	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)	**($0.1)**	$0.0	($0.1)	**($0.00)**	$0.00	($0.00)
SJI Utilities	**($16.1)**	($5.8)	($10.3)	**($0.19)**	($0.07)	($0.12)	**$52.2**	$43.0	$9.3	**$0.62**	$0.54	$0.08
Midstream	**$0.8**	$1.3	($0.5)	**$0.01**	$0.02	($0.01)	**$2.0**	$3.7	($1.7)	**$0.02**	$0.05	($0.02)
Energy Group	**$1.9**	($0.8)	$2.7	**$0.02**	($0.01)	$0.03	**$38.1**	$9.6	$28.5	**$0.45**	$0.12	$0.33
Energy Services	**($1.1)**	$1.3	($2.4)	**($0.01)**	$0.02	($0.03)	**($1.0)**	$0.1	($1.1)	**($0.01)**	$0.00	($0.01)
CHP	*($0.9)*	*$0.5*	*($1.4)*	*($0.01)*	*$0.01*	*($0.02)*	*($0.5)*	*$0.5*	*($1.0)*	*($0.01)*	*$0.01*	*($0.01)*
Solar	*$0.0*	*$2.3*	*($2.3)*	*$0.00*	*$0.03*	*($0.03)*	*$0.3*	*$2.5*	*($2.1)*	*$0.00*	*$0.03*	*($0.03)*
Landfills	*($0.9)*	*($1.3)*	*$0.4*	*($0.01)*	*($0.02)*	*$0.01*	*($2.4)*	*($2.9)*	*$0.4*	*($0.03)*	*($0.04)*	*$0.01*
Other	*$0.7*	*($0.3)*	*$0.9*	*$0.01*	*($0.00)*	*$0.01*	*$1.6*	*($0.1)*	*$1.7*	*$0.02*	*($0.00)*	*$0.02*
Other	**($8.7)**	($0.0)	($8.7)	**($0.10)**	($0.00)	($0.10)	**($8.6)**	$1.7	($10.3)	**($0.10)**	$0.02	($0.12)
	($23.2)	($4.0)	($19.2)	**($0.27)**	($0.05)	($0.22)	**$82.7**	$58.1	$24.6	**$0.99**	$0.73	$0.26

- **Q3'18 and YTD Results:** Quarterly and YTD results reflect our June 2018 agreement to sell our solar assets as well as performance from our remaining energy production assets partially offset by increased profitability from our accounts services business.
- **Solar Sale Update:** In June 2018, we announced the sale of our solar assets to an entity managed by Goldman Sachs Asset Management for approximately $350 million in cash. SJI has received $180.3M of the purchase price as of October 31, 2018, with the balance to be received over the next several months as individual projects in the portfolio satisfy closing conditions. We expect nearly all projects in the portfolio will satisfy their closing conditions prior to December 31, 2018.

Note: sub-segment earnings and per share data may not add up due to rounding error.

19

SJI

Guidance | Reaffirming 2018 and LT Growth Targets ➢ We are reaffirming 2018 economic earnings per share guidance of $1.57 to $1.65 excluding impacts of acquisitions and divestitures, and $1.35-$1.40 per share including these items ➢ This range reflects strong results from South Jersey Gas, wholesale marketing and fuel management activities partially offset by results from energy services, as well as the mid-year timing of our acquisitions and financing of ETG and ELK and sale of our solar assets ➢ We are also reaffirming our expectation for long-term economic EPS growth of 6-8% annually 20

Non-GAAP Financial Measures Management uses the non-generally accepted accounting principles (non-GAAP) financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, those transactions or contractual arrangements where the true economic impact will be realized primarily in a future period or was realized in a previous period, and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non- derivative portion of the transaction. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; (ii) less realized gains and plus realized losses on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal; (iii) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period, along with other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Please refer to our annual report on form 10-k and other SEC filings where the reconciliations to GAAP earnings can be found. 21